Exhibit 10(a)

ASSUMPTION AGREEMENT

This Assumption Agreement ("Agreement") is made as of this 30th day of May, 2008, by and among Entergy Texas, Inc., a Texas corporation (the "New Borrower"), Entergy Gulf States Louisiana, L.L.C., a Louisiana limited liability company (the "Continuing Borrower"), and Citibank, N.A., as administrative agent (the "Administrative Agent") for the Lenders and the LC Issuing Banks under the Credit Agreement (as such term is hereinafter defined). Terms defined in the Credit Agreement are used herein with the same meaning.

RECITALS

WHEREAS, Entergy Gulf States Louisiana, Inc. (formerly known as Entergy Gulf States, Inc.) ("EGSI"), has completed a jurisdictional separation resulting in two vertically integrated utilities, one of which is the Continuing Borrower, resulting from the merger of EGSI into the Continuing Borrower, which is subject to the retail jurisdiction of the Louisiana Public Service Commission, and the other of which is the New Borrower, which is subject to the retail jurisdiction of the Public Utility Commission of Texas;

WHEREAS, the Continuing Borrower has assumed, pursuant to the merger of EGSI with and into the Continuing Borrower, all of the rights and obligations of EGSI, including, but not limited to those under the Credit Agreement (as defined below);

WHEREAS, the Continuing Borrower, as the successor-in-interest to EGSI, is currently the Borrower under the Credit Agreement, dated as of August 2, 2007 (the "Credit Agreement"), among EGSI, the Administrative Agent, the Lenders and the LC Issuing Banks;

WHEREAS, subject to the terms and conditions of the Credit Agreement, including the execution and delivery of this Agreement by the New Borrower and the Continuing Borrower, the Administrative Agent and Lenders have consented to the assignment by the Continuing Borrower to the New Borrower of one-half of the rights and obligations of the Continuing Borrower under the Credit Agreement and the Notes and the assumption by the New Borrower of one-half of the rights and obligations of the Continuing Borrower under the Credit Agreement and the Notes; and

NOW, THEREFORE, with the foregoing recitals incorporated herein by this reference, and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

  Assignment and Assumption.

    The Continuing Borrower hereby assigns, and the New Borrower hereby assumes, one-half (50.0%) of (i) all of the Continuing Borrower's rights under the Credit Agreement and (ii) all of the Continuing Borrower's obligations with respect to Advances, Letters of Credit and reimbursement obligations under Letters of Credit, in each case, outstanding on the date hereof, and all other payment obligations under the Credit Agreement relating to such obligations, whether for fees, costs and expenses, indemnification or otherwise (collectively, the "Assigned Debt").

    Without limiting the foregoing, the New Borrower hereby also covenants to the Administrative Agent, in its individual capacity and as the agent of each Lender and LC Issuing Bank, that the New Borrower will faithfully pay as and when due under the Credit Agreement (as amended hereby) and the Notes all amounts payable with respect to the Assigned Debt and will perform and be bound by all other burdens, covenants and obligations under the Credit Agreement (as amended hereby) and the Notes applicable to the New Borrower as the "Borrower" under, and as defined in, the Credit Agreement (as amended hereby), including, without limitation, the obligation to timely pay all amounts due and payable by the New Borrower under the Credit Agreement (as amended hereby) and the Notes.

    Subject to the conditions contained in Section 8.06(a)(i) through Section 8.06(a)(iv) of the Credit Agreement relating to the Assignment (as such term is defined in Section 8.06(a) of the Credit Agreement), including without limitation, the execution and delivery of this Agreement by the parties hereto, the Lenders and LC Issuing Bank hereby release the Continuing Borrower from its obligations with respect to the Assigned Debt.

  Amendments to Credit Agreement.

    Except as otherwise provided herein, from and after the date hereof, all references in the Credit Agreement to the "Borrower" shall be deemed to mean and include references to (A) the Continuing Borrower, with respect to the rights, burdens, covenants and obligations of the Continuing Borrower under the Credit Agreement (as amended hereby), and to (B) the New Borrower, with respect to its rights, burdens, covenants and obligations under the Credit Agreement (as amended hereby), and (ii) the New Borrower will be bound by the provisions of the Credit Agreement (as amended hereby) and the Notes.

    The Credit Agreement, as applied to the Continuing Borrower only, is hereby amended as follows:

      Section 4.01(b) is amended and restated in its entirety as follows:

      "The execution and delivery by the Borrower of the Assumption Agreement and the performance by the Borrower of this Agreement and the Assumption Agreement are within the Borrower's organizational powers, have been duly authorized by all necessary organizational action and do not contravene (i) the Borrower's Charter Documents, (ii) any law applicable to the Borrower or its properties, or (iii) any contractual or legal restriction binding on or affecting the Borrower or its properties."

      Section 4.01(c) is amended and restated in its entirety as follows:

      "No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Borrower of this Agreement and the Assumption Agreement and performance by the Borrower of this Agreement and the Assumption Agreement, including obtaining any Extensions of Credit under this Agreement, except for the authorization by the Federal Energy Regulatory Commission, which has been duly obtained and is final and in full force and effect."

      Section 4.01(d) is amended and restated in its entirety as follows:

      "This Agreement is, and the Assumption Agreement, when executed and delivered in accordance with the terms hereof and thereof, will be, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject, however, to any applicable bankruptcy, reorganization, rearrangement, moratorium or similar laws affecting generally the enforcement of creditors' rights and remedies and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law)."

      Section 4.01(e) is amended and restated in its entirety as follows:

      "The consolidated financial statements of Entergy Gulf States, Inc. and its subsidiaries as of December 31, 2006 and for the year ended on such date, as set forth in the Borrower's Annual Report on Form 10-K for the fiscal year ended on such date, as filed with the SEC, accompanied by an opinion of Deloitte & Touche LLP, and the consolidated financial statements of Entergy Gulf States, Inc. and its subsidiaries as of March 31, 2007 and for the quarterly period ended on such date set forth in Entergy Gulf States, Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended on such date, as filed with the SEC, copies of each of which have been furnished to each Bank, fairly present (subject, in the case of such statements dated March 31, 2007, to year-end adjustments) the consolidated financial condition of Entergy Gulf States, Inc. and its subsidiaries as at such dates and the consolidated results of the operations of Entergy Gulf States, Inc. and its subsidiaries for the periods ended on such dates, in accordance with generally accepted accounting principles consistently applied. Except as disclosed in Entergy Gulf States, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, Entergy Gulf States, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 and in Entergy Gulf States, Inc.'s Current Reports on Form 8-K filed with the SEC on June 29, 2007 and July 13, 2007, since December 31, 2006, there has been no material adverse change in the financial condition or operations of the Borrower."

      Section 4.01(f) is amended and restated in its entirety as follows:

      "Except as disclosed in Entergy Gulf States, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, Entergy Gulf States, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 and in Entergy Gulf States, Inc.'s Current Reports on Form 8-K filed with the SEC on June 29, 2007 and July 13, 2007, there is no pending or threatened action or proceeding affecting the Borrower or any of its subsidiaries before any court, governmental agency or arbitrator that, if determined adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), operations, business, properties or prospects of the Borrower or on its ability to perform its obligations under this Agreement or the Assumption Agreement, or that purports to affect the legality, validity, binding effect or enforceability of this Agreement or the Assumption Agreement. There has been no change in any matter disclosed in such filings that could reasonably be expected to result in such a material adverse effect."

      Section 5.02(b) is hereby amended by deleting the period at the end of such subsection and adding the following language to the end of such subsection:

      "; provided, further, "Debt" and "Capitalization" shall be reduced by the principal amount of the Assumed Debt."

    The Credit Agreement, as applied to the New Borrower only, is hereby amended as follows:

      Section 4.01(b) is amended and restated in its entirety as follows:

      "The execution and delivery by the Borrower of the Assumption Agreement and the performance by the Borrower of this Agreement and the Assumption Agreement are within the Borrower's organizational powers, have been duly authorized by all necessary organizational action and do not contravene (i) the Borrower's Charter Documents, (ii) any law applicable to the Borrower or its properties, or (iii) any contractual or legal restriction binding on or affecting the Borrower or its properties."

      Section 4.01(c) is amended and restated in its entirety as follows:

      "No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Borrower of this Agreement and the Assumption Agreement and performance by the Borrower of this Agreement and the Assumption Agreement, including obtaining any Extensions of Credit under this Agreement, except for the authorization by the Federal Energy Regulatory Commission, which has been duly obtained and is final and in full force and effect."

      Section 4.01(d) is amended and restated in its entirety as follows:

      "This Agreement is, and the Assumption Agreement, when executed and delivered in accordance with the terms hereof and thereof, will be, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject, however, to any applicable bankruptcy, reorganization, rearrangement, moratorium or similar laws affecting generally the enforcement of creditors' rights and remedies and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law)."

      Section 4.01(e) is amended and restated in its entirety as follows:

      "The consolidated financial statements of the Borrower and its subsidiaries as of December 31, 2007 and for the year ended on such date, as set forth in the Borrower's Registration Statement on Form 10, as filed with the SEC, accompanied by an opinion of Deloitte & Touche LLP, copies of which have been furnished to each Lender, fairly present the consolidated financial condition of the Borrower and its subsidiaries as at such date and the consolidated results of the operations of the Borrower and its subsidiaries for the period ended on such date, in accordance with generally accepted accounting principles consistently applied. Since December 31, 2007, there has been no material adverse change in the financial condition or operations of the Borrower."

      Section 4.01(f) is amended and restated in its entirety as follows:

      "Except as (i) disclosed in Entergy Gulf States, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, Entergy Gulf States, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, and Entergy Gulf States, Inc.'s Current Reports on Form 8-K filed with the SEC on June 29, 2007 and July 13, 2007 and (ii) set forth on Schedule A to the Assumption Agreement, there is no pending or threatened action or proceeding affecting the Borrower or any of its subsidiaries before any court, governmental agency or arbitrator that, if determined adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), operations, business, properties or prospects of the Borrower or on its ability to perform its obligations under the Assumption Agreement or this Agreement, or that purports to affect the legality, validity, binding effect or enforceability of the Assumption Agreement or this Agreement. There has been no change in any matter disclosed in such filings that could reasonably be expected to result in such a material adverse effect."

      Section 8.02 is hereby amended by restating the first sentence of such Section as follows:

      "All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 639 Loyola Avenue, New Orleans, LA 70113, Email: fwillif@entergy.com, Attention: Assistant Treasurer; if to any Bank or LC Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender and if to the Administrative Agent, at its address at Two Penns Way, Suite 200, New Castle, Delaware 19720, Attention: Bank Loan Syndications, David Foster (Telephone: 302-894-6124, Telecopier: 212-994-0961, Email: david.g.foster@citi.com; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties."

  Additional Representations and Agreements.

    Certain Representations and Agreements of the Continuing Borrower.

      The Continuing Borrower hereby represents to the Administrative Agent and each Lender and LC Issuing Bank, that (A) all provisions of the Credit Agreement (as amended hereby) are in full force and effect and (B) the representations and warranties of the Continuing Borrower contained in Sections 4.01(a) through (d) of the Credit Agreement (as amended hereby) are correct on and as of the date hereof.

      The Continuing Borrower hereby releases the Administrative Agent and each Lender and LC Issuing Bank, and each of their predecessors and successors in interest, together with any officers, directors, partners, employees, servicers and agents of each of the foregoing, from 50.0% of all claims and liabilities relating to the transaction evidenced by the Credit Agreement or in connection with the transactions contemplated hereby through and including the date hereof.

      The Continuing Borrower understands and intends that the Administrative Agent and each Lender and LC Issuing Bank may rely on the representations, warranties and covenants of the Continuing Borrower contained herein, and each Lender and LC Issuing Bank shall be a third party beneficiary of this Agreement.

    Certain Representations and Agreements of the New Borrower.

      The New Borrower further represents and warrants to the Administrative Agent that the New Borrower has been provided copies of the Credit Agreement and the Notes and further agrees that the Administrative Agent has no obligation or duty to provide any information to the New Borrower regarding the terms and conditions of the Credit Agreement or the Notes. New Borrower further understands and acknowledges that the Administrative Agent has not waived any right of the Administrative Agent or of any Lender or LC Issuing Bank or obligation under the Credit Agreement or any Note and, except as set forth herein, the Administrative Agent has not agreed to any modification of any provision of the Credit Agreement or any Note or to any extension of the Termination Date.

      The New Borrower hereby represents and warrants to the Administrative Agent and each Lender and LC Issuing Bank that the representations and warranties of the New Borrower under Sections 4.01(a) through (d) of the Credit Agreement (as amended hereby) are correct on and as of the date hereof.

      The New Borrower understands and intends that the Administrative Agent and each Lender and LC Issuing Bank may rely on the representations, warranties and covenants of the New Borrower contained herein, and each Lender and LC Issuing Bank shall be a third party beneficiary of this Agreement.

      The New Borrower hereby agrees to undertake promptly all actions necessary to be duly organized as a corporation duly qualified to do business in each of the States of Texas and Louisiana.

    Breach of Representations and Warranties. Any breach by the Continuing Borrower or the New Borrower of any of the representations and warranties set forth in Section 3 of this Agreement shall constitute a default under Section 6.01(b) of the Credit Agreement (as hereby amended).

    Incorporation of Recitals. Each of the Recitals set forth above in this Agreement is incorporated herein and made a part hereof.

    No Waiver. Except as otherwise expressly provided herein, nothing contained herein shall be deemed a waiver of any of the Administrative Agent's or Lenders' rights or remedies by the Administrative Agent, any Lender or any LC Issuing Bank under the Credit Agreement or any Note.

    Relationship with Credit Agreement. To the extent that this Agreement is inconsistent with the Credit Agreement, this Agreement will control, and the Credit Agreement will be deemed to be amended hereby. Except as amended hereby, the Credit Agreement shall remain unchanged and in full force and effect.

    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement.

    Estoppel Statement of Continuing Borrower. The Continuing Borrower hereby represents and warrants to the Administrative Agent, each Lender and each LC Issuing Bank that it has no offsets, counterclaims or defenses against the Administrative Agent, any Lender or any LC Issuing Bank.

  Successors and Assigns and Assumptions Hereunder.

    Subject to all prohibitions against transfer contained in the Credit Agreement, this Agreement is binding upon and shall inure to the benefit of the successors and assigns of the parties.

    The Continuing Borrower has assumed, pursuant to the merger of EGSI into the Continuing Borrower, all of the rights and obligations of EGSI, including, but not limited to, those under the Credit Agreement and this Agreement.

  Costs and Expenses.

    Each of the Continuing Borrower and the New Borrower agrees to pay on demand one-half (50.0%) of all costs and expenses incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. Any invoices to the Continuing Borrower and the New Borrower with respect to the aforementioned expenses shall describe such costs and expenses in reasonable detail. The Continuing Borrower and the New Borrower further agree jointly and severally to pay on demand all costs and expenses, if any (including, without limitation, counsel fees and expenses of outside counsel and of internal counsel), incurred by the Administrative Agent, the Lenders and the LC Issuing Banks in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of, and the protection of the rights of the Lenders under, this Agreement and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 5(a).

    The Continuing Borrower and the New Borrower hereby agree jointly and severally to indemnify and hold each Lender, each LC Issuing Bank, the Administrative Agent and their respective Affiliates and their respective officers, directors, employees and professional advisors (each, an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) that any of them may incur or which may be claimed against any of them by any Person or entity by reason of or in connection with the execution, delivery or performance of this Agreement or any transaction contemplated hereby, except that no Indemnified Person shall be entitled to any indemnification hereunder to the extent that such claims, damages, losses, liabilities, costs or expenses are finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person. The obligations of the Continuing Borrower and the New Borrower under this Section 5(b) shall survive the repayment of all amounts owing to the Lenders, the LC Issuing Banks, and the Administrative Agent under the Credit Agreement (as amended hereby) and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 5(b) are unenforceable for any reason, the Continuing Borrower and the New Borrower jointly and severally agree to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law. The Continuing Borrower and the New Borrower also agree not to assert any claim against any Lender, any LC Issuing Bank, any of such Lender's or such LC Issuing Bank's affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement or any of the transactions contemplated herein.

    To the extent that either the Continuing Borrower or the New Borrower pays more than one-half (50.0%) of the amounts payable pursuant to this Section 5, the New Borrower or the Continuing Borrower, respectively, shall immediately reimburse the Continuing Borrower or the New Borrower, as the case may be, for any such amounts in excess of one-half (50.0%) of the amounts payable pursuant to this Section 5.

  Modification, Waiver in Writing. No modification, amendment or waiver of any provision of this Agreement, nor consent to any departure by the New Borrower or the Continuing Borrower herefrom, shall be effective unless effected in accordance with Section 8.01 of the Credit Agreement.

  Headings. The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

  Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

  Entire Agreement. This Agreement, together with the Credit Agreement and the Notes, constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

  Governing Law. This Agreement shall be governed by, and interpreted, construed and enforced in accordance with, the laws of the State of New York.

[Signatures commence on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Assumption Agreement to be duly executed and delivered as of the day and year first above written.

CITIBANK, N.A.,
as Administrative Agent

By /s/ Maureen P. Maroney
Name: Maureen P. Maroney
Title: Authorized Signatory

ENTERGY TEXAS, INC.,
as New Borrower

By /s/ Frank Williford
Name: Frank Williford
Title: Assistant Treasurer

ENTERGY GULF STATES LOUISIANA, L.L.C.,
as Continuing Borrower

By /s/ Frank Williford
Name: Frank Williford
Title: Assistant Treasurer

SCHEDULE A

ENTERGY TEXAS, INC. LITIGATION

Recent Retail Rate Proceeding before the Public Utility Commission of Texas

Entergy Texas, Inc. (Entergy Texas) made a rate filing in September 2007 with the Public Utility Commission of Texas (PUCT) requesting an annual rate increase totaling $107.5 million, including a base increase of $64.3 million and special riders totaling $43.2 million. The base rate increase includes $12.2 million for the storm damage reserve. Entergy Texas is requesting an 11% return on common equity. In December 2007 the PUCT issued an order setting September 26, 2008 as the effective date for the rate change from the rate filing. Testimony filed by the PUCT staff and intervenors generally asks for rates to be set lower than the rates now being charged by Entergy Texas.